Exhibit 99.1

TCP Capital Corp. Announces Certain Preliminary Financial Estimates for the Quarter Ended December 31, 2015

LOS ANGELES-- January 21, 2016—TCP Capital Corp. (NASDAQ: TCPC, the "Company", "we", "us" or "our") today announced certain preliminary financial estimates for the quarter ended December 31, 2015.

Set forth below is a preliminary estimate of our net asset value per share as of December 31, 2015 and a preliminary estimate of our adjusted net investment income per share for the three months ended December 31, 2015. The following estimates are not a comprehensive statement of our financial condition or results for the period from October 1, 2015 through December 31, 2015. We advise you that our actual results for the three months ended December 31, 2015 may differ materially from these estimates (which are based solely on determinations for such period made prior to this press release) as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the three months ended December 31, 2015 are finalized. This information is inherently uncertain.

As of the date of this press release, we currently expect that our adjusted net investment income per share after incentive compensation was between $0.43 and $0.45 before excise taxes for the three months ended December 31, 2015, or between $0.41 and $0.43 after excise taxes.

As of the date of this press release, we estimate that our net asset value per share as of December 31, 2015 was between $14.75 and $14.78. The decline when compared to September 30, 2015 was primarily a result of mark-to-market changes from increased spreads.

During the period beginning October 1, 2015 and ending January 20, 2016, we repurchased our stock under our stock repurchase plan (the “Company Repurchase Plan”) on 51 days when our shares traded below NAV. The Company Repurchase Plan provides for the acquisition of up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

The timing, amount and price of any stock repurchased depends on the terms and conditions of the Company Repurchase Plan, the market price of our common stock and trading volumes, and no assurance can be given that any particular amount of common stock will be repurchased.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Deloitte & Touche LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP has not expressed an opinion or any form of assurance with respect thereto.

ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses.  TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise.  TCPC's investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus dated July 1, 2015 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT:

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com